UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 26, 2012

Orchard Supply Hardware Stores Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11679	95-4214109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Via Del Oro San Jose, CA	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 281-3500

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2012, in connection with the Amended and Restated Senior Secured Term Loan Agreement dated as of December 22, 2011 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) by and among Orchard Supply Hardware Stores Corporation (the “Company”), Orchard Supply Hardware LLC, a subsidiary of the Company (the “Borrower”), certain subsidiaries of the Company, the lenders parties thereto from time to time and JPMorgan Chase Bank, N.A. as Term Administrative Agent and Collateral Agent for the lenders and as Sole Bookrunning Manager and Sole Lead Arranger, the Company, Borrower and lenders constituting the “Required Term Lenders” (as defined in the Credit Agreement”) entered into a Waiver and Amendment No. 1 effective October 26, 2012 whereby (i) the Required Term Lenders waived any and all defaults or events of default which would otherwise occur under the Credit Agreement as a result of any failure by the Borrower to comply with the maximum adjusted leverage ratio covenant contained in the Credit Agreement for the fiscal quarter ended October 27, 2012 and (ii) the applicable interest rate in respect of (A) the Term B-2 Loans would be increased by 50 basis points if the aggregate amount of the Term B-2 Loans outstanding as of January 31, 2013 is equal to or greater than $59,200,000 and (B) the Term B-1 Loans would be increased by 50 basis points if any portion of the Term B-1 Loans remains outstanding as of January 31, 2013.

The foregoing description of the Waiver and Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Waiver and Amendment, which is attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following document is attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Waiver and Amendment No. 1, effective October 26, 2012, to the Amended and Restated Senior Secured Term Loan Agreement, dated as of December 22, 2011, by and among Orchard Supply Hardware LLC, Orchard Supply Hardware Stores Corporation, the other Guarantors party thereto, the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A. as Term Administrative Agent, as Collateral Agent, and as Sole Bookrunning Manager and Sole Lead Arranger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2012	ORCHARD SUPPLY HARDWARE STORES CORPORATION

	By:	/s/ Michael W. Fox
Michael W. Fox
Senior Vice President, General Counsel and Secretary